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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            INVESTMENT AGENTS, INC.
             (Exact name of registrant as specified in its chapter)


         Nevada                                     88-0467944
 (State of incorporation)                         (IRS Employer
                                               Identification Number)


        6767 W. Tropicana Boulevard, Suite 207, Las Vegas, NV 89103-4754
                    (Address of principal executive offices)


 Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-61286


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                                  Common Stock
                           $0.001 par value per share
                                (Title of Class)





Item 1. Description of Registrant's Securities to be Registered.

      Investment Agents, Inc., a Nevada corporation (the "Registrant") is registering shares of its common stock, par value $.001 per share ("Common Stock") pursuant to a registration statement on Form SB-2 [Commission File No. 333-61286] (the "Registration Statement") that was filed with the Securities and Exchange Commission on May 18, 2001. Reference is made to the prospectus forming a part of the Registration Statement and the sections entitled "Summary Information and Risk Factors" and "Description of Securities," and all amendments to the Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Prospectus"). Such Registration Statement and all amendments to the Registration Statement, including the Prospectus, are hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

3.1 Articles of Incorporation of Investment Agents, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Form SB-2 Registration Statement filed with the Commission on May 18, 2001).

3.2   Bylaws of Investment Agents, Inc. (incorporated by reference to Exhibit
      3.2 to the Registrant's Form SB-2 Registration Statement filed with the Commission on May 18, 2001).

4.1 Form of certificate evidencing shares of Common Stock of Investment Agents, Inc. (incorporated by reference to Exhibit 4.1 to Amendment Number 1 to the Registrant's Form SB-2 Registration Statement filed or to be filed with the Commission).



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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 25, 2001                    Investment Agents, Inc.



                                         By: /s/ Pamela Ray Stinson
                                             ----------------------
                                             Pamela Ray Stinson


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